Exhibit 99.1

Wynn Resorts, Limited Announces Proposed Private Placement Exchange Offer

LAS VEGAS, Nevada, March 26, 2010 — Wynn Resorts, Limited (NASDAQ: WYNN) announced today that Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (the “issuers”), each a direct or indirect wholly owned subsidiary of Wynn Resorts, Limited, intend to commence an offer to exchange all outstanding 6⅝% First Mortgage Notes due 2014 (the “2014 Notes”) for 7⅞% First Mortgage Notes due 2020 (the “2020 Notes”) of the issuers, upon the terms and subject to the conditions to be set forth in an offering memorandum (the “offering memorandum”), and a related letter of transmittal (the “exchange offer”).  The exchange offer is conditioned upon, among other things, the tender of at least $250 million aggregate principal amount of 2014 Notes. The 2020 Notes will be offered only to qualified institutional buyers and outside the United States in accordance with Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended (the “Securities Act”).

The 2020 Notes will rank pari passu in right of payment with borrowings under Wynn Las Vegas, LLC’s credit facilities, the 2014 Notes and the issuers’ 7⅞% First Mortgage Notes due 2017 (the “2017 Notes”).  The 2020 Notes will be senior secured obligations of the issuers, will be guaranteed by certain of Wynn Las Vegas, LLC’s subsidiaries and will be secured by a first priority lien on substantially all of the existing and future assets of the issuers and guarantors and, subject to approval from the Nevada Gaming Commission, a first priority lien on the equity interests of Wynn Las Vegas, LLC, all of which is the same collateral that secures borrowings under Wynn Las Vegas, LLC’s credit facilities, the 2014 Notes and the 2017 Notes.

As further described in the offering memorandum, noteholders who validly tender 2014 Notes prior to the early delivery time will receive an early delivery payment in cash.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The 2020 Notes will not be registered under the Securities Act and they may not be offered or sold in the United States absent registration or an applicable exemption from registration.  Documents relating to the offer will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the exchange offer, at (866) 470-3800 (U.S. Toll-free) or (212) 925-1630 (Collect).

Forward-Looking Statements

This release contains forward-looking statements about Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp., including those related to the offering of 2020 Notes and whether or not Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. will consummate the offering.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by Wynn Resorts, Limited or the issuers.  The risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the issuers’ dependence on existing management, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations.  Additional information concerning potential factors that could affect the issuers’ financial results is included in Wynn Las Vegas, LLC’s Annual Report on Form 10-K for the year ended December 31, 2009 and Wynn Las Vegas, LLC’s other periodic reports filed with the Securities and Exchange Commission.  Neither Wynn Resorts, Limited nor the issuers are under any obligation to (and expressly disclaim any such obligation to) update their forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Wynn Resorts, Limited
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com
SOURCE: Wynn Resorts, Limited